Fischer-Watt Gold Company, Inc.
                        Computation of Earnings Per Share
                       For the Year Ended January 31, 1996

                                                                Twelve Months
                                                                    Ended
                                                               January 31, 1996
                                                               ----------------
Primary earnings per share
  Net income for the period ..............................        $    1,031,791
  Common shares outstanding ..............................            22,537,160
  Total options and warrants
    granted and unexercised (Note 3) .....................             6,146,750
  Weighted average shares
    outstanding (Note 1) .................................            14,883,269
  Average market price per share .........................        $         0.27
Primary earnings per share ...............................        $         0.07

Filly diluted earnings per share
  Net income for the period ..............................        $    1,031,791
  Common shares outstanding ..............................            22,537,160
  Total options and warrants
    granted and unexercised (Note 3) .....................             6,146,750
  Weighted average shares
    outstanding (Note 2) .................................            15,149,925
  Year-end market price per share ........................        $         0.34
Fully diluted earnings per share .........................        $         0.07

Note 1
  Shares outstanding at beginning
    of period ............................................         12,344,000.00
  Weighted average shares issued
    during the period ....................................          1,833,608.00
  Dilutive effect of options and
    warrants based on average
    market price per share ...............................            705,661.00
                                                                   -------------
  Weighted average shares outstanding ....................         14,883,269.00
                                                                   =============
Note 2
  Shares outstanding at beginning of period ..............         12,344,000.00
  Weighted average shares issued
    during the period ....................................          1,833,608.00
  Dilutive effect of options and
    warrants based on average
    market price per share ...............................            705,661.00
  Additional dilute effect of
    options and warrants based
    on year-end market price .............................            266,655.00
                                                                   -------------
  Weighted average shares outstanding ....................         15,149,924.00
                                                                   =============
Note 3

  Options and warrants outstanding
    at beginning of year .................................             2,388,000
  Options and warrants issued ............................             3,758,750
                                                                   -------------
  Options and warrants outstanding
    at end of year .......................................             6,146,750
                                                                   =============